                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 10, 1998



                          Appalachian Bancshares, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)



         Georgia                     000-21383                  58-2242407
--------------------------------------------------------------------------------
(State or other jurisdiction of     (Commission              (I.R.S. Employer
incorporation or organization)      File Number)            Identification No.)



                315 Industrial Boulevard, Ellijay, Georgia 30540
                ------------------------------------------------
               (Address of principal executive offices) (Zip Code)


      (Registrant's telephone number, including area code): (706) 276-8000
                                                           ---------------


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS

         On July 10, 1998, Appalachian Bancshares, Inc. (the "Company" or "Registrant") and Century South Banks, Inc. ("Century South") announced the execution of a definitive agreement for the acquisition by the Company of First Union National Bank of Union County ("First National"), a wholly-owned subsidiary of Century South.

         Pursuant to the terms of the definitive agreement and subject to regulatory approval, Appalachian Bancshares will acquire First National, in a cash transaction, for $6,100,000, with the assumption of certain existing liabilities and assets of First National by Century South or certain of its affiliates. First National will operate as a wholly-owned subsidiary of Appalachian Bancshares and will continue its business and operations in Union City, Georgia.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

         (c)      Exhibits

                  The following exhibits are filed herewith:

                  Exhibit Number              Description of Exhibit
                  --------------              ----------------------

                          2.1 Purchase, Sale and Assumption Agreement, dated July 10, 1998, by and between Century
                                    South Banks, Inc. and Appalachian
                                    Bancshares, Inc.

                         99.1       Press Release





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        APPALACHIAN BANCSHARES, INC.


                                        By:         /s/ Tracy R. Newton
                                             ---------------------------------
                                              Tracy R. Newton, President and
                                              Chief Executive Officer

Date:    July 10, 1998



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                                INDEX TO EXHIBITS



Exhibit Number                      Description of Exhibit
--------------                      ----------------------

       2.1                 Purchase, Sale and Assumption Agreement, dated July
                           10, 1998, by and between Century South Banks, Inc.
                           and Appalachian Bancshares, Inc.

      99.1                 Press Release